Exhibit 99.2

City Office REIT Announces First Closing of Phoenix Portfolio Sale

VANCOUVER—August 15, 2025 —City Office REIT, Inc. (NYSE: CIO) (the “Company,” “City Office,” “we” or “our”) announced today that it has completed the first closing in the sale of its Phoenix portfolio for gross sale proceeds of $266 million. The sale represents six of the Company’s seven properties located in Phoenix. The Company’s Pima Center property continues to be under contract at a $30 million gross sales price. Pima Center is expected to close at a later date, subject to the Company obtaining certain approvals related to the property’s ground lease.

The sale transaction was previously announced in a press release and in a filing made by the Company on Form 8-K on July 24, 2025. The completion of this first closing of the Phoenix portfolio satisfies a closing condition in the merger agreement, dated July 23, 2025, between the Company and MCME Carell Holdings, LP and MCME Carell Merger Sub, LLC (the “Merger Agreement,” and the merger contemplated thereby, the “Transaction”) requiring the sale of certain Phoenix properties as more thoroughly described in the filing made by the Company on Form 8-K on July 24, 2025.

About City Office REIT, Inc.

City Office REIT is an internally-managed real estate company focused on acquiring, owning and operating office properties located predominantly in Sun Belt markets. City Office currently owns or has a controlling interest in 4.2 million square feet of office properties. The Company has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “approximately,” “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hypothetical,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or other similar words or expressions. There can be no assurance that actual results of forward-looking statements, including but not limited to the consummation of the proposed Transaction or pending sale of Pima Center, or those pertaining to expectations regarding our financial performance, expectations as to the likelihood and timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties, and changes in local, regional, national and international economic conditions, including as a result of the systemic and structural changes in the demand for commercial office space. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

The forward-looking statements contained in this press release are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to us and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to the factors, risks and uncertainties described above, changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors described in our news releases and filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those described in our Annual Report on Form 10-K for the year ended December 31, 2024 under the heading “Risk Factors” and in our subsequent reports filed with the SEC, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company does not guarantee that the assumptions underlying such forward-looking statements contained in this press release are free from errors. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Additional Information and Where to Find It

A full description of the terms of the Transaction and the Merger Agreement will be provided in the proxy statement that the Company intends to file with the SEC to be used at its special meeting of shareholders to approve the proposed Transaction. SHAREHOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, CITY OFFICE’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the proposed Transaction. Shareholders will also be able to obtain a copy of the proxy statement, without charge, by directing a request to: City Office REIT, Inc., Investor Relations, 666 Burrard Street, Suite 3210, Vancouver, British Columbia, V6C 2X8, or at its website, https://cioreit.com. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the SEC’s internet site (http://www.sec.gov).

Participants in Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed Transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed Transaction will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC on February 20, 2025 or its annual proxy statement filed with the SEC on March 12, 2025.

Contacts

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com

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